UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2018

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2018, Midstates Petroleum Company, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Richard W. McCullough, outlining the terms of his employment as Chief Accounting Officer and Vice President — Accounting of the Company.

Pursuant to the Employment Agreement, Mr. McCullough’s annual salary will be $288,400 (the “Base Salary”) while serving as an officer and Mr. McCullough will be entitled to participate in any Incentive Plans (as defined in the Employment Agreement) applicable to similarly situated employees of the Company. Additionally, Mr. McCullough will be entitled to an annual bonus earned based on performance against objective, reasonably attainable performance criteria determined in good faith by the Board. The target annual bonus is fifty percent (50%) of Mr. McCullough Base Salary.

The Employment Agreement is effective as of September 17, 2018 (the “Effective Date”), and contains an initial term ending on the third anniversary of the Effective Date (the “Initial Term”). If sixty (60) days’ notice of intent to terminate the Employment Agreement is not given prior to the expiration of the Initial Term, the Employment Agreement will continue past the Initial Term for successive one year terms until either party gives sixty (60) days’ notice that the party intends for the Employment Agreement to terminate at the end of any such one year period.

If Mr. McCullough’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. McCullough for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, Mr. McCullough will be entitled to a lump-sum cash payment which will consist of the following items: (i) the Accrued Obligations and Accrued Incentives (each as defined in the Employment Agreement) and (ii) a cash payment equal the sum of his Base Salary plus the target bonus. Additionally, Mr. McCullough will be entitled to continued monthly payment for twelve (12) months of an amount equal to the cost of medical, dental and vision coverage for him and his family, to vest in the next tranche of time-vested equity incentive awards that would otherwise vest if not for his termination and to vest in a pro rata portion of any performance-based equity incentive awards outstanding on the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, dated as of September 17, 2018, by and between Midstates Petroleum Company, Inc. and Richard W. McCullough.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: September 19, 2018

	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President - General Counsel & Corporate Secretary

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